Exhibit 10.3

ESCROW AGREEMENT

This ESCROW AGREEMENT (this “Agreement”) made as of December 21, 2021, by and among Petra Acquisition, Inc. (“Petra”), Continental Stock Transfer & Trust Company, 1 State Street, 30th Floor, New York, NY 10004 (the “Escrow Agent”), Meteora Special Opportunity Fund I, LP (“MSOF”) and Meteora Capital Partners, LP (“MCP” and together with MSOF, each individually an “Investor” and collectively, the “Investors”).

WITNESSETH:

WHEREAS, Petra has entered into a Business Combination Agreement, dated as of August 29, 2021, (the “Business Combination Agreement”), by and among Petra, Petra Acquisition Merger Inc., a Delaware corporation (“Merger Sub”), and Revelation Biosciences, Inc., a Delaware Corporation (“Revelation”), pursuant to which Merger Sub will merge with and into Revelation, with Revelation as the surviving company of that merger will merge with and into Petra (such transactions, the “Business Combination”). Upon the consummation of the Business Combination, Petra will be renamed Revelation Biosciences, Inc. (Revelation Biosciences, Inc., as the post-combination company shall be referred to herein as the “Company”). Petra has filed a definitive proxy statement with the U.S. Securities and Exchange Commission (the “Commission”) that will seek, among other things, stockholder approval of the Business Combination at a special meeting of shareholders (the “Business Combination Meeting”);

WHEREAS, Petra has entered into that certain Forward Share Purchase Agreement, dated as of December 21, 2021 (as amended from time to time, the “Purchase Agreement”), with MSOF and MCP, pursuant to which the Investors may elect to sell and transfer to the Company shares of common stock, par value $0.001 per share of Petra (the “Shares”) that are held by the Investors at the date that is one (1) month after the closing of the date of the Business Combination (the “Business Combination Closing Date”), at a price per share of $10.2031 (the “Shares Purchase Price”) and may otherwise be entitled to payments from the Company, all on the terms and conditions set forth in the Purchase Agreement;

WHEREAS, Petra desires to establish an escrow account (the “Escrow Account”), into which, on the Business Combination Closing Date, Petra shall deposit, or cause to be deposited, for good and valuable consideration, the receipt, sufficiency and adequacy of which Petra hereby acknowledges, an amount equal to $7,652,325.00 (or such lesser amount as is provided for by Section 4(e) of the Purchase Agreement) (the “Escrow Funds”), and the Escrow Agent is willing to establish the Escrow Account on the terms and subject to the conditions hereinafter set forth; and

WHEREAS, the Escrow Funds deposited into the Escrow Account are the funds of MSOF and MCP, and the parties hereto intend that, until the Escrow Funds are released pursuant to this Agreement and the Purchase Agreement, the Escrow Funds are not, and shall not become under any circumstances, property of the Company or Petra, it being understood and acknowledged that the Escrow Funds are to be held by the Escrow Agent in trust for the exclusive benefit of MSOF and MCP; and

WHEREAS, the Escrow Agent has agreed to establish a bank account (the “Bank Account”) at JPMorgan Chase Bank, N.A. (the “Bank”) and an investment account (the “Investment Account” at a brokerage institution (the “Broker”) selected by the Escrow Agent and bearing the designation set forth on the Information Sheet (as defined herein), into which the Escrow Funds are to be deposited.

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Establishment of the Bank Account. The Escrow Agent shall establish the Bank Account at the branch of the Bank and an Investment Account at the Broker selected by the Escrow Agent. The Escrow Agent, in a timely manner shall invest and reinvest the Escrow Funds in any open ended investment company registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”) that holds itself out as a money market fund selected by Petra meeting the conditions of paragraphs (d)(2), (d)(3) and (d)(4) of Rule 2a-7 promulgated under the Investment Company Act or any successor rule, which invests only in direct U.S. government treasury obligations, as determined by Petra. The Escrow Agent may not invest in any other securities or assets, it being understood that the Bank Account will earn no interest while the Escrow Funds are uninvested, the Escrow Agent may earn bank credits or other consideration during such periods The purpose of the Bank Account and the Investment Account is for (a) the deposit of the Escrow Funds for the exclusive benefit of the Investors, and (b) the disbursement of the Escrow Funds, all as described herein.

2. Deposits to the Bank Account. Simultaneously with the closing of the Business Combination, Petra shall deposit an amount equal to the Escrow Funds, from Petra’s Trust Account (as defined in the Trust Agreement (defined below), the “Trust Account”) with the Escrow Agent as designated in Petra’s Trust Account closing funds flow statement into the Escrow Account, in accordance with the terms of the Purchase Agreement and the Investment Management Trust Agreement, dated October 7, 2020, by and between Petra and the Escrow Agent as trustee thereunder (“Trust Agreement”). If the amount of money in the Trust Account remaining after paying redemptions to Petra public shareholders is less than the Escrow Funds, Petra shall transfer to the Escrow Agent an amount equal to the Escrow Funds minus the funds remaining in the Trust Account after paying redemptions. For the avoidance of doubt, the amount transferred pursuant to this section was property of Petra and upon transfer will be for the exclusive benefit of MSOF and MCP, subject to the terms and conditions of this Agreement and the Purchase Agreement.

4.	Disbursement from the Escrow Account.

4.1 Concurrently with an Investor’s electronic delivery of Shares to the Escrow Agent by Deposit/Withdrawal at Custodian (DWAC) and the delivery of written instructions confirming the delivery of Shares to the Escrow Agent on the Shares Closing Date pursuant to Section 1(b) of the Purchase Agreement including the timely delivery of the Shares Sales Notice, the Escrow Agent shall release to the Investors from the Escrow Funds an amount equal to the Shares Purchase Price multiplied by the number of Shares delivered by such Investor to the Escrow Agent on the Shares Closing Date; the Escrow Agent shall promptly disburse such amount without any fees or setoffs and shall promptly deliver to the Company all such Shares delivered by the Investors to the Escrow Agent. If an Investor fails to timely deliver a Shares Sale Notice to the Company and the Escrow Agent five (5) Business Days (as defined in the Purchase Agreement) prior to the date that is one (1) month after the Business Combination Closing Date (as defined in the Purchase Agreement) in accordance with Section 1(a) of the Purchase Agreement, the Escrow Agent shall release to the Company from the Purchase Funds an amount equal to $10.2031 multiplied by the number of Shares held by such Investor. In the event that (i) an Investor notifies the Company and the Escrow Agent that such Investor has sold Shares pursuant to Section 4(d) of the Purchase Agreement, or (ii) an Investor notifies the Escrow Agent and the Company that an Investor does not intend to exercise such Investor’s right to sell any of its Shares to the Company, the Escrow Agent shall release to the Company an amount equal to the number of Shares sold by such Investor pursuant to Section 4(e) of the Purchase Agreement multiplied by the Shares Purchase Price, in the case of clause (i) above, or to release to the Company an amount equal to the number of Shares held by such non-selling Investor multiplied by the Shares Purchase Price, in the case of clause (ii) above, and the Escrow Agent shall promptly disburse such Escrow Funds in accordance with the payment instructions provided by the Company. The Escrow Agent shall have no duty to look beyond the instructions provided by the Investor in order to confirm the number of Shares held or sold. At any time after the date that is five (5) Business Days prior to the date that is one (1) month after the Business Combination Closing Date, the Company may deliver written instructions to the Escrow Agent to release to the Company all remaining Escrow Funds in the Escrow Account after release to the applicable Investor(s) of (A) the Investor Shares Purchase Price (as such term is defined in the Purchase Agreement) in respect of all Shares identified in all Shares Sale Notices that are timely delivered to the Company in accordance with Section 1(a) of the Purchase Agreement and that are properly delivered to the Company on the Shares Closing Date in accordance with Section 1(b) of the Purchase Agreement.

4.2 Upon disbursement of the total of the Escrow Funds pursuant to the terms of this Section 4, the Escrow Agent shall be relieved of further obligations and released from all liability under this Agreement. It is expressly agreed and understood that in no event shall the aggregate amount of payments made by the Escrow Agent exceed the amount of the Escrow Funds.

5. Rights, Duties and Responsibilities of Escrow Agent. It is understood and agreed that the duties of the Escrow Agent are purely ministerial in nature, and that:

5.1 The Escrow Agent shall not be responsible for or be required to enforce any of the terms or conditions of the Purchase Agreement or any other agreement between MSOF and MCP and Petra (or the Company), nor shall the Escrow Agent be responsible for the performance by Petra, the Company, MSOF or MCP of their respective obligations under this Agreement.

5.2 The Escrow Agent shall be entitled to rely upon the accuracy, and act in reliance upon the contents, of any notice, instruction, certificate, signature, instrument or other document which is given to the Escrow Agent pursuant to this Agreement that is believed by the Escrow Agent to be genuine, without the necessity of the Escrow Agent verifying the truth or accuracy thereof. The Escrow Agent shall not be obligated to make any inquiry as to the authority, capacity, existence or identity of any person purporting to give any such notice or instructions or to execute any such certificate, instrument or other document. For the avoidance of doubt, this Section shall not prevent any liability of the Escrow Agent for acts of willful misconduct or gross negligence as described in Section 5.4 herein.

5.3 If the Escrow Agent is uncertain as to its duties or rights hereunder or shall receive instructions with respect to the Bank Account or the Escrow Funds which, in its sole determination, are in conflict either with other instructions received by it or with any provision of this Agreement, it shall be entitled to hold the Escrow Funds, or a portion thereof, in the Bank Account pending the resolution of such uncertainty to the Escrow Agent’s reasonable satisfaction.

5.4 The Escrow Agent shall not be liable for any action taken or omitted hereunder, or for the misconduct of any employee, agent or attorney appointed by it, except in the case of willful misconduct or gross negligence. The Escrow Agent shall be entitled to consult with counsel of its own choosing and shall not be liable for any action taken, suffered or omitted by it in accordance with the advice of such counsel.

5.5 The Escrow Agent shall have no responsibility at any time to ascertain whether or not any security interest exists in the Escrow Funds or any part thereof.

6. Amendment; Resignation or Removal of Escrow Agent. This Agreement may be altered or amended only pursuant to a written instrument, referencing this Section 6, signed by all parties hereto. The Escrow Agent may resign and be discharged from its duties hereunder at any time by giving written notice of such resignation to (i) Petra (if the resignation occurs prior to the closing of the Business Combination) or the Company (if the resignation occurs after the closing of the Business Combination) and (ii) MSOF and MCP specifying a date when such resignation shall take effect and upon delivery of the Escrow Funds to the successor escrow agent designated by MSOF or MCP in writing. Such successor Escrow Agent shall become the Escrow Agent hereunder upon the resignation date specified in such notice. The Escrow Agent shall continue to serve until its successor accepts the escrow and receives the Escrow Funds. MSOF and MCP shall jointly have the right at any time to remove the Escrow Agent and substitute a new escrow agent by giving notice thereof to the Escrow Agent then acting, and Petra or the Company. Upon its resignation and delivery of the Escrow Funds as set forth in this Section 6, the Escrow Agent shall be discharged of and from any and all further obligations arising in connection with the escrow contemplated by this Agreement. Without limiting the provisions of Section 8 hereof, the resigning Escrow Agent shall be entitled to be reimbursed by Petra or the Company, as applicable, for any expenses incurred in connection with its resignation, transfer of the Escrow Funds to a successor escrow agent or distribution of the Escrow Funds pursuant to this Section 6.

7. Representations and Warranties. Petra hereby represents and warrants to the Escrow Agent and MSOF and MCP that:

7.1 No party other than the parties hereto have or shall have, any lien, claim or security interest in the Escrow Funds or any part thereof.

7.2 To Petra’s knowledge, no financing statement under the Uniform Commercial Code or otherwise is on file in any jurisdiction claiming a lien on, security interest in or describing (whether specifically or generally) the Escrow Funds or any part thereof.

7.3 All of the information contained in the Information Sheet is, as of the date hereof, and will be, at the time of any disbursement of the Purchase Funds, true and correct.

7.4 Reasonable controls have been established and required due diligence performed to comply with “Know Your Customer” regulations, USA Patriot Act, Office of Foreign Asset Control (OFAC) regulations and the Bank Secrecy Act.

8. Fees and Expenses. The Escrow Agent shall be entitled to the Escrow Agent Fees set forth on the Information Sheet, payable as and when stated therein by Petra (or the Company). For the avoidance of doubt, under no circumstances shall MSOF and/or MCP be responsible to pay any portion of such Escrow Agent Fees.

9. Indemnification and Contribution.

9.1 Subject to Section 18, Petra (referred to solely for purposes of this Section 9.1 as the “Indemnitor”) agrees to indemnify the Escrow Agent and its officers, directors, employees, agents and shareholders (collectively referred to solely for purposes of this Section 9.1 as the “Indemnitees”) against, and hold them harmless of and from, any and all loss, liability, cost, damage and expense, including without limitation, reasonable counsel fees, which the Indemnitees may suffer or incur by reason of any action, claim or proceeding brought against the Indemnitees arising out of or relating in any way to this Agreement or any transaction to which this Agreement relates, unless such action, claim or proceeding is the result of the fraud, willful misconduct or gross negligence of the Indemnitees.

9.2 Subject to Section 18, Petra and the Company (collectively referred to solely for purposes of this Section 9.2 as the “Indemnitor”) agrees to indemnify the Investors and their respective officers, directors, employees, agents and shareholders (collectively referred to solely for purposes of this Section 9.2 as the “Indemnitees”) against, and hold them harmless of and from, any and all loss, liability, cost, damage and expense, including without limitation, reasonable and documented out-of-pocket outside counsel fees, which the Indemnitees may suffer or incur by reason of any action, claim or proceeding, in each case, brought by a third party creditor of the Petra, the Company or any of their respective subsidiaries against the Indemnitees arising out of or relating in any way to the disbursement of any portion of the Escrow Funds to the Investors in accordance with the terms of this Agreement, unless such action, claim or proceeding is the result of the fraud, bad faith, willful misconduct or gross negligence of any Indemnitee.

9.3 If the indemnification provided for in Section 9.1 or Section 9.2 is applicable, but for any reason is held to be unavailable, the Indemnitor, alone, shall contribute such amounts as are just and equitable to pay, or to reimburse the Indemnitees for, the aggregate of any and all losses, liabilities, costs, damages and expenses, including counsel fees, actually incurred by the Indemnitees (as defined in such applicable Section) as a result of or in connection with, and any amount paid in settlement of, any action, claim or proceeding arising out of or relating in any way to any actions or omissions of the Indemnitors.

9.4 The provisions of this Section 9 shall survive any termination of this Agreement, whether by disbursement of the Escrow Funds, resignation of the Escrow Agent or otherwise.

10. In the event that Petra (or the Company) file a petition with any bankruptcy court or be the subject of any petition (a “Bankruptcy Event”) filed under 11 U.S.C. § 101 et seq. (the “Bankruptcy Code”), Petra (or the Company) acknowledges and agrees that the Escrow Funds in the Escrow Account are the exclusive property of the Investors and shall not constitute property of the bankruptcy estate of Petra (or the Company), within the meaning of § 541 of the Bankruptcy Code. In the event that, notwithstanding the foregoing, a bankruptcy court shall determine that Petra (or the Company) has a continuing right, title or interest in or to the Escrow Fund in the Escrow Account, and that all or any portion of the Escrow Funds are property of the bankruptcy estate, Petra (or the Company) hereby, for itself and on behalf of the Company, acknowledges and agrees that all such Escrow Funds in the Escrow Account shall constitute the Investors’ “cash collateral” within the meaning of §§ 361 and 363 of the Bankruptcy Code. Petra (or the Company) further acknowledges that in such event, the Investors do not consent to Petra’s (or the Company’s) use of such cash collateral, and that Petra (or the Company) shall have no right to use or apply any amount of such cash collateral unless and until (i) Petra (or the Company) shall have received a bankruptcy court order authorizing use of the same and (ii) the Investors shall have been provided with “adequate protection” of their interests in the Escrow Funds in the Escrow Account, within the meaning of §§ 361 and 363 of the Bankruptcy Code. Petra (or the Company), for itself and on behalf of the Company, hereby releases all power of dominion and control over the Escrow Funds in the Escrow Account and acknowledges that it shall not have access to the Escrow Funds in the Escrow Account, except as specifically provided in this Agreement. Petra (or the Company), for itself and on behalf of the Company, agrees that neither Petra nor the Company will take any position at any time prior to or after a Bankruptcy Event that all or any portion of the Escrow Funds are property of their respective bankruptcy estates. Petra (or the Company), for itself and on behalf of the Company, further agrees that its employees and representatives will not assist a bankruptcy trustee, creditors’ committee or other estate representative in any bankruptcy case or proceeding in efforts to establish that the Escrow Funds are property of the bankruptcy estate of either Petra or the Company. For the avoidance of doubt, Petra (or the Company), for itself and on behalf of the Company, agrees and acknowledges that (i) the Escrow Agent shall hold the Escrow Funds in trust for the benefit of the Investors pending the release of such Escrow Funds in strict accordance with this Agreement and (ii) Petra deposited the Escrow Funds in the Escrow Account for good and valuable consideration.

11. Termination of Agreement. This Agreement shall terminate on the earlier of the termination of the Purchase Agreement and the final disposition of the Escrow Funds pursuant to Section 4, provided that the rights of the Escrow Agent and the obligations of the other parties hereto under Section 9 shall survive the termination hereof and the resignation or removal of the Escrow Agent.

12. Governing Law and Assignment. This Agreement shall be construed in accordance with and governed by the laws of the State of New York, without regard to the conflicts of laws principles thereof, and shall be binding, upon the parties hereto and their respective successors and assigns; provided, however, that any assignment or transfer by any party of its rights under this Agreement or with respect to the Escrow Funds shall be void as against the Escrow Agent unless (a) written notice thereof shall be given to the Escrow Agent; and (b) the Escrow Agent shall have consented in writing to such assignment or transfer.

13. Notices. All notices required to be given in connection with this Agreement shall be sent by electronic, registered or certified mail, return receipt requested, or by hand delivery with receipt acknowledged, or by an Express Mail service, and addressed, if to Petra, at its address set forth on the Information Sheet, if to the Escrow Agent, at its address set forth on the Information Sheet, to the attention of the Trust Department, and if to MSOF or MCP, at their addresses included on its signature page hereto.

14. No Third Party Beneficiaries. Nothing in this Agreement or in any instruction or document executed by any party in connection with the transactions contemplated hereby shall create any rights in, or be deemed to have been executed for the benefit of, any person that is not a party hereto or thereto or any successor or permitted assign of such a party.

15. Severability. If any provision of this Agreement or the application thereof to any person or circumstance shall be determined to be invalid or unenforceable, the remaining provisions of this Agreement or the application of such provision to persons or circumstances other than those to which it is held invalid or unenforceable shall not be affected thereby and shall be valid and enforceable to the fullest extent permitted by law.

16 Execution in Several Counterparts. This Agreement may be executed in several counterparts or by separate instruments and by facsimile transmission or by electronic mail in “portable document format” (“.pdf”) and all of such counterparts and instruments shall constitute one agreement, binding on all of the parties hereto.

17. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings (written or oral) of the parties in connection therewith.

18. Waiver. The Escrow Agent has no right of set-off or any other right, title, interest or claim of any kind (“Claim”) in, or to any distribution of, the Trust Account (as defined in the Trust Agreement) and hereby agrees not to seek recourse, reimbursement, payment or satisfaction for any Claim against the Trust Account for any reason whatsoever. The Escrow Agent hereby waives any and all Claims against the Trust Account and any and all rights to seek access to the Trust Account.

19. Information Sheet. The recitals to this Agreement and the information set forth on the information sheet which is attached to this Agreement as Exhibit A (the “Information Sheet”) are incorporated by reference herein and made a part hereof.

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IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first above written.

ESCROW AGENT:
CONTINENTAL STOCK TRANSFER & TRUST COMPANY

By:
Name:
Title:

PETRA ACQUISITION, INC.

By:	/s/ Andreas Typaldos
Name:	Andreas Typaldos
Title:	Chairman & Chief Executive Officer

MSOF:
Meteora Special Opportunity Fund I, LP

By:	/s/ Vik Mittal
	Name:	Vik Mittal
	Title:	CIO/Managing Member

MCP:
Meteora Capital Partners, LP

By:	/s/ Vik Mittal
	Name:	Vik Mittal
	Title:	CIO/Managing Member

[Signature Page to Escrow Agreement]

EXHIBIT A

ESCROW AGREEMENT INFORMATION SHEET

1.	The Company Name:

Tax Identification Number:

2.	Title of Escrow Account:

Continental Stock Transfer & Trust Co. A/A/F Petra Acquisition Escrow 2022

Wire to:

JP Morgan Chase Bank, NA

4 New York Plaza, 5th Floor

New York, NY 10004

ABA # 021000021 SWIFT Code: CHASUS33

A/C: Continental Stock Transfer & Trust Co. A/A/F Petra Acquisition Escrow 2022

A/C NO.:

3.	Escrow Agent Fees & Charges for an Investment Accunt: $ Escrow Administration Services.

4.	Addresses for Notices and Email

Continental Stock Transfer & Trust

1 State Street 30th Floor

New York, NY 10004-1561

Fran Wolf – fwolf@continentalstock.com

Jaswinder Goraya – jgoraya@continentalstock.com